                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K
                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



DATE OF REPORT (Date of earliest event reported):  December 18, 1998


                        ITT EDUCATIONAL SERVICES, INC.
            (Exact name of registrant as specified in its charter)


        Delaware                   1-13144                   36-2061311
    (State or other              (Commission               (IRS Employer
    jurisdiction of              File Number)            Identification No.)
    incorporation)


  5975 Castle Creek Parkway North Drive                       46250-0466
            P.O. Box 50466                                    (Zip Code)
         Indianapolis, Indiana
(Address of principal executive offices)



      Registrant's telephone number, including area code:  (317) 594-9499
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Item 5.   Other Events

          We filed a registration statement on Form S-3 on December 18, 1998 with the Securities and Exchange Commission (the "Registration Statement") for the proposed public offering by ITT Corporation ("ITT"), a Nevada corporation and wholly-owned subsidiary of Starwood Hotels & Resorts Worldwide, Inc., of 7,950,000 shares of our common stock held by ITT (including 950,000 shares subject to the underwriters' over-allotment option) (the "Public Offering"). In connection with the proposed Public Offering, on December 18, 1998, we also entered into a Stock Repurchase Agreement with ITT, which is incorporated herein by reference and filed with this report as Exhibit
          99.1. In the Stock Repurchase Agreement, we agreed, among other things, to repurchase from ITT 1,500,000 shares of our common stock at a per share price equal to the lesser of (1) the Public Offering price, less underwriting discounts and commissions, and (2) $32.84. The stock repurchase is continent upon the closing of the Public Offering.

Item 7.   Financial Statements and Exhibits

          (a)  Financial statements of businesses acquired.

               Not applicable.

          (b)  Pro forma financial information.

               Not applicable.

          (c)  Exhibits.

               The list of exhibits set forth in the Index to Exhibits on page S-2 is incorporated herein by reference.


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                                 SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    ITT Educational Services, Inc.

Date:  December 21, 1998
                                    By:  /s/ Clark D. Elwood
                                         ---------------------------------------
                                         Clark D. Elwood, Senior Vice President,
                                         General Counsel & Secretary


                                      S-1
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                                 INDEX TO EXHIBITS

Exhibit No.         Description
-----------         -----------

  99.1 Stock Repurchase Agreement, dated as of December 18, 1998, between the Company and ITT Corporation.


                                      S-2